UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 17, 2015

Fulton Financial Corporation
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition

On April 21, 2015, Fulton Financial Corporation (“Fulton”) issued a press release (the “Press Release”) announcing its results of operations for the first quarter ended March 31, 2015. A copy of the Press Release and supplementary financial information which accompanied the Press Release, are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference. Fulton also posted on its Investor Relations website, www.fult.com, presentation materials Fulton intends to use during a conference call and webcast to discuss those results on Wednesday, April 22, 2015 at 10:00 a.m. Eastern Time. A copy of the presentation materials is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure

Fulton also announced in the Press Release that, on April 21, 2015, its Board of Directors authorized the repurchase of up to $50 million of Fulton’s outstanding common stock, or approximately 2.3% of Fulton’s outstanding common stock, through December 31, 2015 (the “Share Repurchase”). As of March 31, 2015, Fulton had approximately 179 million shares of common stock outstanding.

As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases pursuant to the Share Repurchase may be made from time to time in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The Share Repurchase may be discontinued at any time.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2014, Fulton entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. (“Goldman Sachs”) to purchase $100 million of shares of Fulton’s common stock.

Effective April 17, 2015, Goldman Sachs completed the repurchase of common stock under the ASR Agreement. Final settlement of the ASR Agreement is expected to occur on April 22, 2015, at which time Goldman Sachs will deliver an additional 1,790,174 shares of common stock pursuant to the terms of the ASR Agreement. The aggregate total number of shares of common stock repurchased under the ASR Agreement will be 8,299,531, at an average purchase price of $12.05 per share. Final settlement of the ASR Agreement will complete the $100 million share repurchase authorization Fulton announced on November 12, 2014.

The information furnished pursuant to Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of Fulton under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibits hereto, may contain forward-looking statements with respect to Fulton’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Statements relating to the “outlook” or “outlook for 2015” contained in Exhibit 99.3 to this Current Report are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond Fulton’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements.

A discussion of certain risks and uncertainties affecting Fulton, and some of the factors that could cause Fulton’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission and is available in the Investors Relations section of Fulton’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Fulton undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements And Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 21, 2015.
99.2	Supplementary financial information for the quarter ended March 31, 2015.
99.3	Presentation materials to be discussed during the conference call and webcast on April 22, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015	FULTON FINANCIAL CORPORATION
By: /s/ Patrick S. Barrett
Patrick S. Barrett
Senior Executive Vice President and
Chief Financial Officer